                                        Charles River Associates Incorporated
                                        John Hancock Tower
                                        Boston, Massachusetts

                          FIFTEENTH AMENDMENT OF LEASE

     THIS FIFTEENTH AMENDMENT OF LEASE, made and entered into as of this 7th day of June, 2002, by and between JOHN HANCOCK LIFE INSURANCE COMPANY, formerly known as John Hancock Mutual Life Insurance Company (hereinafter referred to as "Landlord") and CHARLES RIVER ASSOCIATES INCORPORATED (hereinafter referred to as "Tenant").

                               WITNESSETH:  THAT

     WHEREAS, Landlord and Tenant entered into a lease dated March 1, 1978, demising certain premises in the John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts (the "Building"), which lease has been amended by First Amendment of Lease dated December 16, 1981, Second Amendment of Lease dated February 24, 1984, Third Amendment of Lease dated February 28, 1985, Fourth Amendment of Lease dated February 7, 1986, Fifth Amendment of Lease dated February 13, 1987, Sixth Amendment of Lease dated August 24, 1987, Seventh Amendment of Lease dated January 31, 1990, Eighth Amendment of Lease dated December 31 1991, Ninth Amendment of Lease dated September 2, 1992 (the "Ninth Amendment"), Tenth Amendment of Lease dated August 24, 1995, Eleventh Amendment to Lease dated November 25, 1996, Twelfth Amendment of Lease dated March 19, 1998, Thirteenth Amendment to Lease dated August 13, 1999 and Fourteenth Amendment to Lease dated April 20, 2000 (which lease and the amendments thereto are hereinafter collectively referred to as the "Lease"); and

     WHEREAS, Tenant wishes to lease certain additional space located on the 31st floor of the Building; and

     WHEREAS, Landlord and Tenant wish to make certain revisions to the Lease to reflect the remeasurement of the Building; and

     WHEREAS, the parties hereto are mutually desirous of amending the Lease so as to provide for the above.

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                                      -2-



      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

     1. Definitions. Defined terms in this Fifteenth Amendment of Lease shall have the same meaning as provided for in the Lease.

Remeasurement of Building

     2. Remeasurement of Building. At the time of execution of the Lease, the number of square feet of rentable area in the Building was 1,597,533 square feet calculated using Landlord's original building measurement standard ("Original Standard"). The resultant number of square feet of rentable area in the Premises and Tenant's Proportionate Share were similarly calculated using the Original Standard. Effective as of January 1,2000, Landlord remeasured the Building using a modified BOMA standard ("Modified BOMA Standard"). Pursuant to the Modified BOMA Standard the number of square feet of rentable area in the Building is 1,738,779 square feet. Landlord and Tenant hereby confirm and acknowledge that effective October 1, 2001 all references in the Lease to the number of square feet of rentable area in the Building, the Premises, the Expansion Premises, the T-31 Premises (as defined in
          Section 5 below), the Additional Expansion Premises (as defined in
          Section 10 below), and Tenant's Proportionate Share shall be calculated using the Modified BOMA Standard, as more specifically indicated below:

          -    rentable area included in the Building:  1,738,779 square feet

          -    rentable area in the Premises:

                         T-32                          28,803 square feet (as
                                                       outlined on Exhibit A-1
                                                       attached hereto and
                                                       incorporated by reference,
                                                       herein the "T-32 Premises")

                         T-33                          28,492 square feet (as
                                                       outlined on Exhibit A-2
                                                       attached hereto and
                                                       incorporated by reference,
                                                       herein the "T-33 Premises")

                         Total                         57,295 square feet



     -  Tenant's Proportionate Share of              3.295% (i.e., 57,295 square
        Ownership Taxes:                             feet of rentable area
                                                     included in the Premises
                                                     divided by 1,738,779, the
                                                     number of square feet of
                                                     rentable area included in
                                                     the Building)

     -  T-31 Premises:                               6,000 square feet

     -  Additional Expansion Premises:               22,090 square feet

3. Adjustment to Base Rent re: Remeasurement. As a result of the remeasurement of the Building the Base Rent must be adjusted to provide for the same effective Base Rent as is currently provided under the Lease. As a result, effective October 1, 2001 and continuing for the balance of the Extended Term (i.e., April 25, 2008) Base Rent for the Premises (other than the T-31 Premises referenced herein, which Base Rent shall be payable in such amounts as provided in Section 6 of this Fifteenth Amendment) shall be payable by Tenant to Landlord as follows:

          With respect to T-32:

            -  For the period from                  $956,637.95 per year (28,803
               October 1, 2001 through              rentable square feet at
               August 31, 2003:                     $33.2131 per square foot),
                                                    payable in equal monthly
                                                    installments of $79,719.83

            -  For the period from                  $990,917.70 per year (28,803
               September 1, 2003                    rentable square feet at
               through February 28,                 $34.4033 per square foot),
               2004:                                payable in equal monthly
                                                    installments of $82,576.48

            -  For the period from                  $991,916.70 per year (28,803
               March 1, 2004 through                rentable square feet at
               April 25, 2008:                      $34.4380 per square foot),
                                                    payable in equal monthly
                                                    installments of $82,659.73


          With respect to T-33:

            -  For the period from                  $713,322.50 per year (28,492

               October 1, 2001 through     rentable square feet at
               April 25, 2008:             $25.0359 per square foot
                                           payable in equal monthly
                                           installments of $59,443.54

     4. Adjustment to Base Rent during Option Term re: Remeasurement. As a result of the remeasurement of the Building the Base Rent during the Option Term must be adjusted to provide for the same effective Base Rent as is currently provided under the Lease. As a result Section 9 of the Ninth Amendment is hereby amended as follows:

         (i) By deleting in its entirety the first paragraph on page 18 of the Ninth Amendment which currently reads:

                "Base Rent during the Option Term shall be equal to the Fair Rental Value for the Extended Premises (as defined and determined below)."

              and by inserting the following in its stead:

                "Base Rent during the Option Term shall be equal to ninety-two (92%) percent of the Fair Rental Value for the T-32 Premises and T-33 Premises, and equal to one hundred (100%) percent of the Fair Rental Value for the balance of the Extended Premises, including but not limited to the T-31 Premises and the Additional Expansion Premises (as defined and determined below)."

         (ii) By deleting in its entirety subclause (c) on page 18 of the Ninth Amendment which currently reads:

                "(c) the method by which square footage in measured is similar to the method used to measure the Extended Premises; and"

              and by inserting the following in its stead:

                "(c) the method by which square footage is measured is similar to the Modified BOMA Standard; and",

T-31 Premises

     5. T-31 Premises. Effective August 1, 2001, the Premises shall be increased by including 6,000 square feet of space located on the 31st floor and more particularly described on Exhibit A-3 attached hereto (herein the "T-31 Premises"). Landlord delivered the T-31 Premises to

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                                      -5-



     Tenant on August 1, 2001, in "AS IS" condition, vacant, free and clear of all leases and occupancies.

6. T-31 Premises Base Rent. Providing Tenant is not in default beyond any applicable grace period, Tenant shall not be obligated to pay Base Rent for the T-31 Premises during the months of August, September and October of 2001. Effective November 1, 2001 and continuing through September 30, 2004 the Base Rent for the T-31 Premises shall be $360,000.00 per year (6,000 rentable square feet at $60.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $30,000.00. Effective October 1, 2004 and continuing through April 25, 2008 (i.e. the expiration of the Extended Term) the Base Rent for the T-31 Premises shall be $372,000.00 (6,000 rentable square feet at $62.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $31,000.00. Tenant's Proportionate Share of Ownership Taxes, Operating Expenses and Utility Expenses with respect to the T-31 Premises shall be as set forth in Section 7 herein.

7. T-31 Premises - Operating Expenses/Ownership Taxes. The Base Year for purposes of calculating Tenant's rent adjustment for Operating Expenses for the T-31 Premises shall be calendar year 2001, such that Tenant shall commence payment of Tenant's rent adjustment for Operating Expenses for the T-31 Premises from and after January 1, 2002. The Base Year for purposes of calculating Tenant's Proportionate Share of Ownership Taxes for the T-31 Premises shall be the fiscal year 2002, such that Tenant shall commence payment of Tenant's Proportionate Share of Ownership Taxes for the T-31 Premises from and after July 1, 2002. Tenant's Proportionate Share of Ownership Taxes for the T-31 Premises for any fiscal year shall be 0.336%, the percentage resulting from dividing the number of square feet of rentable area included in T-31 Premises (6,000 square feet) by the number of square feet of rentable area in the Building (which is 1,783,779 square feet).

8. T-31 Premises - Tenant Allowance. Tenant shall be responsible to design and construct all improvements within the T-31 Premises, at Tenant's sole expense, which design and construction shall be conducted in accordance with the provisions of Section 10B of the Lease. Landlord will provide Tenant with a tenant improvement allowance for construction of improvements in the T-31 Premises in the aggregate amount of $198,000.00 ($33.00 per rentable square foot) (the "T-31 Premises Tenant Allowance"). During construction of the improvements in the T-31 Premises (but no more often than once per month), Tenant shall submit a bill or bills to Landlord for reimbursement of the actual costs incurred by Tenant to date to produce plans, construct improvements, purchase furniture, fixtures or equipment or pay moving expenses. Tenant shall attach to such bill or bills all relevant and available invoices and other evidence of the completion of work as Landlord may require in its reasonable discretion. Within fifteen (15) business days of its receipt of such bill or bills from Tenant, provided Tenant is not in default hereunder, Landlord shall reimburse Tenant for all reasonable verifiable costs incurred by Tenant in constructing the improvements to the T-31 Premises up to the maximum T-31 Premises Tenant Allowance. In the event that Tenant completes construction of the improvements to the T-31 Premises and the actual costs to complete such improvements are less than the T-31 Premises Tenant Allowance, the Base Rent due and payable by Tenant to Landlord for the T-31 Premises shall be reduced on a dollar for dollar basis until such T-31 Premises Tenant Allowance is expended in full.

               Tenant shall pay Landlord a construction management fee equal to one and one half (1.5%) percent (1.5) of the total project cost of any improvements to the T-31 Premises, such fee to be billed on a monthly basis and due and payable within thirty (30) days of receipt of Landlord's invoice.

     9. T-31 Premises Parking. Notwithstanding the provisions of Section 12 of the Ninth Amendment, in connection with Tenants's occupancy of the T-31 Premises Landlord shall make available one (1) parking permit per 2,500 square feet of rentable square feet in the T-31 Premises(vs. one per 1,500 rentable square feet as provided with respect to the balance of the Premises), i.e., two (2) parking permits based upon 6,000 rentable square feet in the T-31 Premises. Such parking permits shall otherwise be made available pursuant to the terms and conditions recited in Section 12 of the Ninth Amendment. Upon a written request from Tenant, Landlord will advise Tenant as to whether any additional parking permits are available (as determined in Landlord's sole and absolute discretion), and if any parking permits are available Landlord shall make such permits available to Tenant.

Additional Expansion Option

    10.   Additional Expansion Option. Section 31B, Additional Expansion
          Option of the Lease, as recited in Section 10 of the Ninth Amendment, is hereby deleted in its entirety and the following substituted therefor;

          "B. Additional Expansion Option. Provided Tenant is not in default of its obligations under the Lease, beyond the expiration of any applicable grace period, either at the time Tenant exercises the option described below or on the commencement date of the Lease with respect to the

     Additional Expansion Premises (as defined below), and provided that Tenant has exercised its option to extend the Extended Term as provided in Paragraph 9 of the Ninth Amendment, and provided Tenant has not assigned this Lease or sublet all or any portion of the Extended Premises, as so expanded, Tenant shall have the additional option (the "Additional Option") to lease during the Option Term 22,090 rentable square feet of space located on the 31st floor of the Building and outlined on Exhibit A-4 attached hereto and incorporated by reference (the "Additional Expansion Premises") commencing on the Option Term Commencement Date. If Tenant elects to exercise the Additional Option, simultaneously with the giving of Tenant's notice to extend the Extended Term, Tenant will give Landlord written notice of Tenant's election to exercise the Additional Option at least twelve (12) months, but not more that fourteen (14) months, prior to the Option Term Commencement Date. The Additional Expansion Premises will be leased to Tenant upon the same terms and conditions as contained in the Lease, except that Base Rent for the Additional Expansion Premises, which shall be included with the Extended Premises, shall be determined in accordance with the provisions of Paragraph 9 of the Ninth Amendment. Upon the commencement of the term of the Lease for the Additional Expansion Premises, the Additional Expansion Premises shall automatically become a part of the Extended Premises.

          In the event that the Additional Option is duly exercised, Landlord and Tenant agree to enter into an amendment to this Lease to confirm such exercise and to document all changes to the Lease, as amended, resulting from the exercise of such option and all references contained in this Lease to the Extended Premises shall be construed to refer to the original Extended Premises, as expanded pursuant to Section 31(a) hereof, as further expanded by the exercise of the aforesaid Additional Option, whether or not specific reference thereto is made in the Ninth Amendment. In exercising its option hereunder, Tenant acknowledges that time is of the essence. Failure of Tenant to exercise the Additional Option on or before the date specified above shall constitute a waiver by Tenant of all rights under such option. At such time as Tenant leases the Additional Expansion Premises pursuant to the provisions of this Section 31(b), Tenant's Proportionate Share of Ownership Taxes shall be increased as provided in Paragraph 5 of the Ninth Amendment and Tenant's obligations to pay rent adjustments for Operating Expenses shall be adjusted as provided in Section 2(b) of the Lease."

11. No further Expansion Options. Tenant acknowledges that it has no further expansion options other that the Additional Option to lease the Additional Expansion Premises referenced in the preceding Section 10 of this Fifteenth Amendment.

Right of First Opportunity

     12. Right of First Opportunity.

         (a) Exercise. From the date hereto through and including April 25, 2008, Tenant shall have a "Right of First Opportunity" to lease the 22,090 Rentable Square Feet of space located on the 31st floor of the Building and outlined on Exhibit A-4 attached hereto and incorporated by reference which Landlord offers to lease to any unrelated third party (the "First Opportunity Space"); provided, however, Tenant shall not have this Right of First Opportunity if Landlord plans to use, lease, or make available such portion of the First Opportunity Space to itself or to any entity controlled by, controlling, or under common control with Landlord or to a third party engaged in a special project for Landlord (each of the foregoing is referred to as a "Landlord Affiliate").

              Landlord will notify Tenant of its plans to offer to lease the First Opportunity Space to any unrelated third party other than a Landlord Affiliate. Landlord's notice shall specify the date of availability, rent, allowances, and all other material terms and conditions which will apply to such space. The term of the Lease with respect to the First Opportunity Space shall be coterminous with the Term of this Lease with respect to the Premises. Tenant will notify Landlord within fifteen (15) days of Landlord's notice if Tenant wishes to lease such space from Landlord on the terms and conditions so specified and otherwise on substantially the same terms and conditions as contained in the Lease. If Tenant notifies Landlord that it wishes to lease the First Opportunity Space, Landlord and Tenant shall execute an agreement incorporating such terms and conditions. If Tenant fails to notify Landlord within said fifteen (15) day period that Tenant wishes to lease such First Opportunity Space, Landlord shall be entitled to lease such space to a third party at an effective rent, considering all pertinent aspects of Landlord's proposed terms such as concessions, allowances, broker fees and any other costs to Landlord, no more favorable than that offered to Tenant; provided, however, if after negotiations with any such third party, Landlord desires to lease such space at an effective rent or on other terms which are materially more favorable than those offered to Tenant, Landlord will notify Tenant, which notice shall include all material terms and conditions of Landlord's proposed lease to such third party, and Tenant will notify Landlord within five (5) business days of Landlord's notice if Tenant wishes to Lease such space from Landlord on the terms and conditions so specified. If Tenant fails to notify Landlord within said five (5) business day period that Tenant intends to lease such First Opportunity Space, Landlord shall be entitled to lease such space to a third party at an effective rent, considering all pertinent aspects of Landlord's proposed terms such as concessions, allowances, broker fees and any other costs to Landlord, no more favorable than that offered to Tenant. If Landlord does not enter into such a lease for the First Opportunity Space with another tenant within eighteen (18) months after Landlord's original notice to Tenant, then Tenant's rights under this Section 12 shall be reinstated.

          (b) Conditions Precedent to Exercise. Notwithstanding any contrary provisions of this Section 12 or any other provision of this Lease, any Right of First Opportunity shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Right of First Opportunity and on the commencement date for such First Opportunity Space (i) this Lease is in full force and effect, (ii) no Event of Default on the part of Tenant has occurred and is continuing under this Lease, and (iii) Tenant shall not have assigned this Lease nor sublet any portion of the Premises to any entity or entities other than a Tenant Affiliate; provided, however, that Landlord reserves the right to waive the provisions of this Section 12.


Miscellaneous

      13. Storage Space. Section 11 - Storage Space of the Ninth Amendment is hereby deleted in its entirety.

      14. T-31 and T-32 Internal Staircase. During the Extended Term of the Lease, provided Tenant is not in default of its obligations under the Lease, beyond the expiration of any applicable grace period, Tenant shall have the right to construct an internal staircase for the exclusive use and enjoyment of Tenant, which staircase may connect those portions of the 32nd and 31st floors occupied by Tenant; provided that the construction of such internal staircase shall be performed by Tenant in compliance with the requirements of Section 10B of the Lease.

              At any time commencing six (6) months prior to the expiration of the Extended Term of the Lease or at any time after a default by Tenant under the Lease which remains uncured beyond any applicable grace period), upon demand from Landlord, Tenant shall pay to Landlord as additional rent, the costs estimated by Landlord to cap the internal staircase constructed by Tenant and to restore the 32nd and 31st floors to their condition prior to the installation of the internal staircase, provided, however that if Landlord does not in fact commence capping the staircase and restoring the floors within one (1) year from the expiration of the Term then Landlord shall refund such costs previously paid by Tenant above.

      15. Miscellaneous. Except as herein expressly modified all of the terms and conditions of the Lease shall be and remain in full force and effect, provided, however, if and to the extent that any of the provisions of this Fifteenth Amendment conflict with or are otherwise inconsistent with any of the provisions of the Lease, the provisions of this Fifteenth Amendment shall prevail.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Fifteenth Amendment to be duly executed under seal as of the day first above written.

                                      LANDLORD:

                                      JOHN HANCOCK LIFE
                                      INSURANCE COMPANY



                                      By: /s/ Paul M. Crowley
                                      ----------------------------
                                      Paul M. Crowley
                                      Vice President

                                      TENANT:

                                      CHARLES RIVER ASSOCIATES,
                                      INCORPORATED

                                      By: /s/ Michael J. Tubridy
                                      ----------------------------
                                         Title: CFO

Exhibits:

Exhibit A-1    T-32 Premises
Exhibit A-2    T-33 Premises
Exhibit A-3    T-31 Premises
Exhibit A-4    Additional Expansion Premises/First Opportunity Space

EXHIBIT A-4

                                  [FLOORPLAN]




[Exhibits A-1 through A-4 consist of floor plans for office space described in the lease.]

EXHIBIT A-1

                                  [FLOORPLAN]


[Exhibits A-1 through A-4 consist of floor plans for office space described in the lease.]

EXHIBIT A-2

                                  [FLOORPLAN]




[Exhibits A-1 through A-4 consist of floor plans for office space described in the lease.]

EXHIBIT A-3

                                  [FLOORPLAN]



[Exhibits A-1 through A-4 consist of floor plans for office space described in the lease.]